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                                                                    EXHIBIT 23.3
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              Consent of Independent Certified Public Accountants

The Board of Directors
Rite Aid Corporation

We consent to the use of our audit reports dated April 14, 1998 on the consolidated financial statements of Rite Aid Corporation and subsidiaries as of February 28, 1998 and March 1, 1997, and for each of the years in the three-year period ended February 28, 1998, and the related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP

Harrisburg, Pennsylvania
May 3, 1999